Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of HCP, Inc. and in the related Prospectus and Prospectus Supplements of our reports dated February 14, 2012, with respect to the consolidated financial statements and schedules (Schedule II: Valuation and Qualifying Accounts and Schedule III: Real Estate and Accumulated Depreciation) of HCP, Inc. and the effectiveness of internal control over financial reporting of HCP, Inc., included in this Annual Report (Form 10-K), for the year ended December 31, 2011.

We consent to the incorporation by reference in the following Registration Statements:

•                  Form S-3ASR, File No. 333-161721, related to the unlimited shelf registration of common stock, preferred stock, depository shares, debt securities, warrants or other rights, stock purchase contracts and units;

•                  Form S-8, File No. 333-161720, related to the registration of additional securities related to the Stock Incentive Plan;

•                  Form S-8, File No. 333-90353, related to the American Health Properties, Inc. 1994 Stock Incentive Plan, American Health Properties, Inc. Nonqualifed Stock Option Plan For Nonemployee Directors, American Health Properties, Inc. 1990 Stock Incentive Plan and American Health Properties, Inc. 1988 Stock Option Plan;

•                  Form S-8, File No. 333-54784, related to the 2000 Stock Incentive Plan;

•                  Form S-8, File No. 333-135679, related to the Health Care Property Investors, Inc. 2006 Performance Incentive Plan;

•                  Form S-3. File No. 333-99067, related to the registration of 738,923 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

•                  Form S-3, File No. 333-99063, related to the registration of 160,026 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

•                  Form S-3, File No. 333-95487, related to the registration of 593,247 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

•                  Form S-3, File No. 333-122456, related to the registration of 554,890 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

•                  Form S-3, File No. 333-119469, related to the registration of 2,129,078 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Tennessee, LLC;

•                  Form S-3, File No. 333-124922, related to the registration of 53,602 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
February 14, 2012